UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Halozyme Therapeutics, Inc.
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March 24, 2017
Dear Stockholder:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Halozyme Therapeutics, Inc., which will be held on May 4, 2017, at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121.
The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.
It is important that you use this opportunity to take part in the affairs of Halozyme Therapeutics, Inc. by voting on the business to come before this meeting. Whether or not you plan to attend the Annual Meeting in person, we hope you vote as soon as possible to assure your representation. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.
A copy of Halozyme’s Annual Report on Form 10-K accompanies these proxy materials for your information. At the Annual Meeting, we will review Halozyme’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.
Sincerely yours,
HELEN I. TORLEY, M.B. Ch.B., M.R.C.P.
President and Chief Executive Officer

HALOZYME THERAPEUTICS, INC.
11388 Sorrento Valley Road
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2017
TO THE STOCKHOLDERS OF HALOZYME THERAPEUTICS, INC.:
Notice is hereby given that the Annual Meeting of the Stockholders of Halozyme Therapeutics, Inc., a Delaware corporation, will be held on May 4, 2017, at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, for the following purposes:

1.	To elect two Class I directors to hold office for a three-year term and until their respective successors are elected and qualified;

2.	To approve, by a non-binding advisory vote, the compensation of our Named Executive Officers;

3.	To approve, by a non-binding advisory vote, the frequency of holding future advisory votes regarding the compensation of our named executive officers;

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.	To transact such other business as may properly come before the Annual Meeting.
Only stockholders of record at the close of business on March 9, 2017 are entitled to notice of, and to vote at, this Annual Meeting and any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR each of the proposed nominees to the Board of Directors named in the accompanying Proxy Statement and for the other proposals identified above.
By order of the Board of Directors,
HARRY J. LEONHARDT, ESQ.
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary
San Diego, California
March 24, 2017
Important Notice Regarding the Availability of Proxy Materials for
The Stockholder Meeting To Be Held on May 4, 2017
The Proxy Statement and the 2016 Annual Report to Stockholders and the means to vote by Internet are available at www.proxyvote.com.

IMPORTANT: You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible by using the Internet or telephone or for those receiving paper copies of these proxy materials by completing, signing, dating and mailing your proxy card in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your shares is a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
The accompanying proxy is solicited on behalf of the Board of Directors of Halozyme Therapeutics, Inc., a Delaware corporation (“Halozyme” or the “Company”), for use at Halozyme’s Annual Meeting of Stockholders to be held on May 4, 2017 at 8:00 a.m. local time, at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about March 24, 2017.
ANNUAL MEETING AGENDA AND BOARD OF DIRECTOR VOTE RECOMMENDATIONS
Stockholders are being asked to vote on each of the following items at the Annual Meeting:

•	The election of two Class I director nominees named in this Proxy Statement to the Board of Directors, each to serve a three-year term and until their respective successors are elected and qualified;

•	The approval of a non-binding advisory resolution approving the compensation of our Named Executive Officers;

•	The approval of a non-binding advisory resolution regarding the frequency of holding future advisory votes regarding the compensation of our named executive officers; and

•	The ratification of the selection of the Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
The Board of Directors recommends that you vote FOR the proposed nominees to the Board of Directors named in this Proxy Statement and FOR each of the other proposals described above.
SOLICITATION AND VOTING
Voting Securities. Only stockholders of record as of the close of business on March 9, 2017, the record date for the Annual Meeting, will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, we had 129,801,310 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. When a quorum is present at the meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and any other matter will be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2016 Annual Report to Stockholders and proxy card over the internet to most of our stockholders. This means that most of our stockholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents at no cost to you.
Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy provided by a stockholder of record, the shares will be voted in favor of each proposal.
You may vote in person by attending the Annual Meeting or by using the Internet or telephone or by completing and returning a proxy by mail.
Voting by Internet. To vote by Internet, go to www.proxyvote.com. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time on May 3, 2017. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials.

If you vote by Internet, do not return your proxy card or voting instruction card. If you hold your shares in “street name” as explained below, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.
Voting by Telephone. To vote by telephone, call 1-800-690-6903 and follow the instructions. Telephone voting is available 24 hours a day, although your vote by telephone must be received by 11:59 p.m. Eastern Time on May 3, 2017. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you hold your shares in “street name” as explained below, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.
Voting by Mail. By completing, signing and returning the proxy card in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete, sign and return all proxy cards to ensure that all your shares are voted. If you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board of Directors. You may also vote in person at the Annual Meeting. A stockholder of record may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, you, as a stockholder of record, may attend the Annual Meeting and obtain a ballot upon arrival.
Voting in Person. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Beneficial owners whose stock is held in the name of a bank, broker or other nominee generally will receive instructions for voting from their banks, brokers or other nominees, rather than directly from us. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. Whether you are a stockholder of record or a beneficial owner, you must bring valid, government-issued photo identification to gain admission to the Annual Meeting.
Revocability of Proxies. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by delivering to the Secretary of Halozyme a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.
Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but is prohibited from voting on a particular matter because the broker has not received voting instructions from the beneficial owner and therefore does not have discretion to vote the beneficial owner’s shares with respect to that matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of our independent registered public accounting firm. Non-routine matters include the election of directors and the two advisory votes on executive compensation matters.
Solicitation of Proxies. We will bear the entire cost of soliciting proxies for the upcoming meeting. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified Board of Directors that currently consists of two Class I directors, three Class II directors and three Class III directors. Our directors are elected for a term of three years, with one class of directors up for election every year. At the 2017 Annual Meeting of Stockholders, we will be electing two Class I directors, while the Class II directors will be elected at the 2018 Annual Meeting of Stockholders and the Class III directors will be elected at the 2019 Annual Meeting of Stockholders.
The Class I nominees recommended by the Board of Directors for election at the 2017 Annual Meeting are: Kenneth J. Kelley and Mathew L. Posard. Mr. Kelley and Mr. Posard are current members of our Board of Directors and, if elected, they will serve as directors until our Annual Meeting in 2020 or until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.
Voting Standard
In December 2016, the Board of Directors amended the Company’s Bylaws to provide that in uncontested elections, a director must tender his or her resignation to the Board of Directors if such director receives more “withhold” votes than votes “for” electing the director. Within 90 days after the date of the certification of the election results, the Nominating and Corporate Governance Committee of the Board of Directors (or other committee that may be designated by the Board of Directors) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will promptly act on such committee’s recommendation and publicly disclose within four business days on Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) its decision and the rationale behind such decision.
Vote Required
If a quorum is present at the meeting, the two nominees for Class I directors receiving the highest number of votes will be elected as the Class I directors. Abstentions and broker non-votes have no effect on the vote.
Recommendation
The Board of Directors recommends a vote “FOR” each of the nominees named above.
The following table sets forth biographical information for the two Class I nominees to be elected at this meeting as well as all other directors who will continue serving on the Board of Directors following this meeting:

Name	Age	Director Since	Position with the Company
Class I directors nominated for election at the 2017 Annual Meeting of Stockholders:
Kenneth J. Kelley	57	2004	Director
Matthew L. Posard	49	2013	Director
Class II directors whose terms expire at the 2018 Annual Meeting of Stockholders:
Jean-Pierre Bizzari, M.D.	62	2015	Director
James M. Daly	55	2016	Director
Randal J. Kirk	63	2007	Director
Class III directors whose terms expire at the 2019 Annual Meeting of Stockholders:
Jeffrey W. Henderson	52	2015	Director
Connie L. Matsui	63	2006	Chair of the Board of Directors
Helen I. Torley, M.B. Ch.B., M.R.C.P.	54	2014	President, Chief Executive Officer & Director

Directors Nominated for Election at the 2017 Annual Meeting
Kenneth J. Kelley. Mr. Kelley brings over 35 years of entrepreneurial, venture capital, operational and technical biotechnology experience to Halozyme. Since August 2016, Mr. Kelley has served as a White House Presidential Executive Fellow and a Senior Advisor to the U.S. National Institutes of Health and the National Institute of Allergy and Infectious Diseases, Vaccine Research Center. From 2015 to 2016, Mr. Kelley served as an Advance Leadership Fellow at Harvard University working on novel funding strategies for global health needs including drugs, biologics and vaccines. From 2007 to 2015, Mr. Kelley served as the Chief Executive Officer of privately held PaxVax, Inc., a company focused on developing innovative vaccines. From 2002 to 2004, Mr. Kelley was a General Partner at Latterell Venture Partners, where he made investments in early stage biotechnology and medical device startups. Mr. Kelley founded IntraBiotics Pharmaceuticals in 1994 and for over eight years served as CEO, Director and Chair of the Board of Directors. Earlier, Mr. Kelley was an Associate at Institutional Venture Partners (IVP), where he participated in the financing of biotech and medical companies. Prior to IVP, he was a consultant for McKinsey & Company and a scientist at Integrated Genetics (acquired by Genzyme). Mr. Kelley also serves on the board of trustees of the Sabin Vaccine Institute. Mr. Kelley earned an M.B.A. from Stanford University and a B.A. in Biochemical Sciences from Harvard University.
The Nominating and Corporate Governance Committee believes that Mr. Kelley’s strategic and operational experience, including his extensive experience as a venture capitalist in the biotechnology industry and his prior executive management experience, combined with his business acumen and judgment, provide our Board of Directors with valuable insight, operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Kelley should serve as one of our directors.
Matthew L. Posard. Mr. Posard provides our Board of Directors with extensive sales and marketing experience in the life sciences industry. Since February 1, 2017, Mr. Posard has served as President and Chief Commercial Officer of GenePeeks, Inc., a computational genomics company focused on transforming genetic disease risk analysis. From March 2015 to April 2016, Mr. Posard served as Chief Commercial Officer of Trovagene, Inc., a molecular diagnostic biotechnology company where he oversaw sales, marketing, client services and market and business development. Prior to joining Trovagene, Mr. Posard held multiple commercial leadership roles since 2006 on the executive team of Illumina, Inc., a genomics company focusing on DNA sequencing and array based technologies, including Vice President of Marketing and later Vice President of Global Sales where he led Illumina to its first $1 billion in revenue. Mr. Posard also served as Senior Vice President and General Manager of Illumina’s new and emerging market opportunities business as well as the General Manager of its translational and consumer genomics business. Previously, Mr. Posard held commercial leadership roles in sales and marketing at Biosite, Inc., where he was instrumental in the successful introduction of the company’s BNP congestive heart failure biomarker and its BNP co-marketing collaboration with Beckman Coulter. Additionally, Mr. Posard held various positions in strategic and product marketing at Gen-Probe, Inc., helping the company attain leading market positions in DNA probe-based infectious disease diagnostics and blood banking. Mr. Posard holds a B.A. degree in Quantitative Economics and Decision Science from the University of California, San Diego.
The Nominating and Corporate Governance Committee believes that Mr. Posard’s general management and commercial experience including the successful launch of products and management of sales operations provides valuable experience and perspective to our Board of Directors, leading the Nominating and Corporate Governance Committee to determine that Mr. Posard should serve as one of our directors.
Directors Continuing in Office Until the 2018 Annual Meeting
Jean-Pierre Bizzari, M.D. Dr. Bizzari provides our Board of Directors with over 30 years of clinical oncology and global drug approval strategy expertise. He retired from Celgene Corporation having served as Executive Vice President and Global Head of Oncology from  October 2012 to December 2015 and as Senior Vice President for Clinical Development Oncology from 2008 to October 2012, and oversaw the development and approval of a number of leading oncology products including REVLIMID® (lenalidomide), VIDAZA® (azacitidine), ISTODAX® (romidepsin) and ABRAXANE® (nab-paclitaxel). Dr. Bizzari served as Executive Vice President and Global Head of Oncology of Celgene Corporation from October 2012 to December 2015 and as Senior Vice President for Clinical Development Oncology from 2008 to October 2012, and oversaw the development and approval of a number of leading oncology products including REVLIMID® (lenalidomide), VIDAZA® (azacitidine), ISTODAX® (romidepsin) and ABRAXANE® (nab-paclitaxel). Prior to 2008, Dr. Bizzari served as Vice President, Clinical Oncology Development for Sanofi-Aventis where he oversaw the approval of Eloxatin® (oxaliplatin),

Taxotere® (docetaxel) and Elitek®(rasburicase). Dr. Bizzari was also Vice President, Clinical Development Oncology for Rhône-Poulenc Rorer. Dr. Bizzari is a member of the Scientific Advisory Board of France’s National Cancer Institute. Dr. Bizzari has also been a member of the international scientific committee of the French National Cancer Research Institute since 2005 and the French National Cancer Institute (INCa) since 2010. Dr. Bizzari also serves on the board of directors of Transgene SA, a biopharmaceutical company, and biotechnology companies Pieris Pharmaceuticals, Inc. and Nordic Nanovector ASA. Within the past five years he also served on the board of directors of Celator Pharmaceuticals, Inc., a biopharmaceutical company. He also serves as a board observer at Onxeo S.A. Dr. Bizzari is a Doctor of Medicine and a graduate of the Nice Medical School and a specialist in oncology (training in Toronto and Montreal). Dr. Bizzari was also an assistant in the medical oncology department at La Pitié-Salpêtrière hospital in Paris.
The Nominating and Corporate Governance Committee believes that Dr. Bizzari’s track record of success in developing strategies that have resulted in global approvals for some of the world’s most important cancer drugs provides our Board of Directors with valuable strategic expertise in both oncology drug development and global commercialization, leading the Nominating and Corporate Governance Committee to determine that Dr. Bizzari should serve as one of our directors.
James M. Daly. Mr. Daly is an advisor to a number of biotech companies. Previously, he served as Executive Vice President and Chief Commercial Officer at Incyte Corporation, a biopharmaceutical company, a position he held from October 2012 to June 2015. Prior to joining Incyte, Mr. Daly served in various senior management positions, including Senior Vice President of North America Commercial Operations and Global Marketing/Commercial Development at Amgen, Inc., a global pharmaceutical company where he was employed from January 2002 to December 2011. Prior to his employment with Amgen, Mr. Daly was Senior Vice President and General Manager of the Respiratory/Anti-Infective business unit at GlaxoSmithKline, where he was employed from June 1985 to December 2001. Mr. Daly serves on the board of directors of three biopharmaceutical companies including Acadia Pharmaceuticals Inc., Bellicum Pharmaceuticals, Inc. and Chimerix, Inc. Mr. Daly earned his B.S. in Pharmacy and M.B.A. from the University at Buffalo, The State University of New York.
The Nominating and Corporate Governance Committee believes that Mr. Daly’s extensive commercial, business development and leadership experience at biopharmaceutical companies including his involvement in the successful launch of pharmaceutical products, management of large commercial operations and his experience serving on the board of directors at other biopharmaceutical companies provides valuable experience and perspective to our Board of Directors, leading the Nominating and Corporate Governance Committee to determine that Mr. Daly should serve as one of our directors.
Randal J. Kirk. Mr. Kirk provides our Board of Directors with a wealth of strategic, operational and management experience. Mr. Kirk currently serves as the Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk. Mr. Kirk also currently serves as Chairman of the Board of Directors of Intrexon Corporation, a synthetic biology corporation, since February 2008 and Chief Executive Officer since April 2009. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk began his professional career in the private practice of law. Previously, Mr. Kirk served as a member of the Board of Directors of Scios, Inc. (prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002, and as a member of the Board of Directors of Clinical Data, Inc. (prior to its acquisition by Forest Laboratories, Inc. in April 2011) from September 2002 to April 2011, and was Chairman of the Board from December 2004 to April 2011. Mr. Kirk currently serves in a number of additional capacities including as a member of the Board of Directors of ZIOPHARM Oncology, Inc., a biopharmaceutical company, since January 2011, and as a member of the Board of Directors of the Edward Via College of Osteopathic Medicine since May 2015. Mr. Kirk served on the Board of Visitors of Radford University from July 2003 to June 2009, was Rector of the Board from September 2006 to September 2008, and served on the Board of Directors of the Radford University Foundation, Inc. from September 1998 to May 2011. He served on the Board of Visitors of the University of Virginia and Affiliated Schools from July 2009 to October 2012, on the Virginia Advisory Council on Revenue Estimates from July 2006 to October 2012 and on the Governor’s Economic Development and Jobs Creation Commission from April 2010 to October 2012. Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.

The Nominating and Corporate Governance Committee believes that Mr. Kirk’s professional experience, including his extensive business experience as chief executive officer of multiple companies, his experience as an investor, his service on other public company boards and committees of academic institutions, combined with his business acumen and judgment, provide our Board of Directors with valuable strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Kirk should serve as one of our directors.
Directors Continuing in Office Until the 2019 Annual Meeting
Jeffrey W. Henderson. Mr. Henderson has served as an Advisory Director to Berkshire Partners LLC, a private equity firm, since September 2015. Mr. Henderson provides our Board of Directors with a wealth of corporate leadership experience, particularly in corporate finance, having served as the Chief Financial Officer of Cardinal Health, Inc. from May 2005 to November 2014. As Cardinal Health’s Chief Financial Officer, Mr. Henderson led various departments within the company, including finance, information technology and global shared services. He also had operational responsibility for Cardinal’s business in Canada and China. From November 2014 to his retirement from Cardinal Health in August 2015, Mr. Henderson served in an executive capacity assisting in the transition of his responsibilities as Chief Financial Officer. Prior to joining Cardinal Health, Mr. Henderson held various senior management positions at Eli Lilly and Company from 1998 to 2005, including President and General Manager, Eli Lilly Canada, Inc., Vice President and Corporate Controller and Vice President and Corporate Treasurer. From 1988 to 1998, Mr. Henderson held various senior management positions at General Motors Corporation including serving as Chief Financial Officer at IBC Vehicles Limited and as Regional Treasurer at GM’s Asia-Pacific Regional Treasury Center. He currently serves on the board of directors of Fibrogen, Inc., a biotechnology company, and Qualcomm, Inc., a wireless communications company. He holds a Bachelor of Science degree in electrical engineering from Kettering University and a Master of Business Administration from Harvard Graduate School of Business Administration.
The Nominating and Corporate Governance Committee believes Mr. Henderson’s extensive experience serving in executive leadership positions, including as Chief Financial Officer, with large publicly-traded healthcare and pharmaceutical corporations, combined with his business acumen and judgment, including his qualifications as an audit committee financial expert, provide our Board of Directors with valuable financial, strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Henderson should serve as one of our directors.
Connie L. Matsui. Ms. Matsui brings to our Board over 17 years of general management experience in the biotechnology industry. She retired from Biogen Idec Inc. in January 2009 as the Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she played after joining IDEC Pharmaceuticals in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan® and MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the U.S. FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui has been active on a number of not-for-profit boards and served as National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned B.A. and M.B.A. degrees from Stanford University.
The Nominating and Corporate Governance Committee believes that Ms. Matsui’s operational experience, including her extensive knowledge of the biotechnology industry, her service in other public company management teams and her prior business experience, combined with her business acumen and judgment, provide our Board of Directors with valuable management and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Ms. Matsui should serve as one of our directors.
Helen I. Torley, M.B. Ch.B., M.R.C.P. Dr. Torley brings extensive commercial and business experience as well as an extensive knowledge of the biotechnology industry. Dr. Torley joined Halozyme in January 2014 as President and Chief Executive Officer. Throughout her career, Dr. Torley has led several successful product launches, including Kyprolis®, Prolia®, Sensipar®, and Miacalcin®. Prior to joining Halozyme, Dr. Torley served as Executive Vice President and Chief Commercial Officer for Onyx Pharmaceuticals from August 2011 to December 2013 overseeing the collaboration with Bayer on Nexavar® and Stivarga® and the U.S. launch of Kyprolis. She was responsible for the development of Onyx’s commercial capabilities in ex-US markets and in particular, in Europe. Prior to Onyx, Dr. Torley spent 10 years in management positions at Amgen Inc., most recently serving as Vice President and General Manager of the US Nephrology Business Unit from 2003 to 2009 and the U.S. Bone Health Business Unit from 2009 to 2011. From 1997 to 2002, she held various senior management positions at Bristol-Myers Squibb, including Regional Vice President of Cardiovascular and Metabolic Sales and Head of Cardiovascular Global Marketing. She began her career at Sandoz/Novartis, where she ultimately served as Vice President of Medical Affairs, developing and conducting post-marketing clinical studies across all therapeutic areas, including oncology. Within the past five years, Dr. Torley served on the board of directors of Relypsa, Inc., a biopharmaceutical company. Before joining the industry, Dr. Torley was in medical practice as a senior registrar in rheumatology at the Royal Infirmary in Glasgow, Scotland. Dr. Torley received her Bachelor of Medicine and Bachelor of Surgery degrees (M.B. Ch.B.) from the University of Glasgow and is a Member of the Royal College of Physicians (M.R.C.P).
The Nominating and Corporate Governance Committee believes that Dr. Torley’s extensive commercial and operational experience, including successful launches of products, and her deep knowledge of the biotechnology industry and the competitive environment, and her service as our Chief Executive Officer, combined with her business acumen and judgment, provide our Board of Directors with valuable commercial and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Dr. Torley should serve as one of our directors.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors (or “Board”) has determined that, other than Dr. Torley, each of the members of the Board of Directors is an independent director within the meaning set forth under applicable rules of the NASDAQ Stock Market. Dr. Torley does not meet the requirements for director independence because she serves as the President and Chief Executive Officer of Halozyme.
Board Leadership
In December 2005, the Board separated the Chief Executive Officer and Board Chair positions to: (i) provide a stronger corporate governance structure; (ii) improve overall Board effectiveness; and (iii) enhance communication between management and the Board. Ms. Matsui began serving as the non-employee Chair of the Board of Directors in February 2016.
Executive Sessions
Our independent directors generally meet in executive session without management present each time the Board holds its regularly scheduled meetings. The Chair of the Board of Directors, acts as the presiding director for such executive sessions of independent directors.
Board Meetings and Committees
The Board of Directors held six meetings during the fiscal year ended December 31, 2016. The Board of Directors has three standing committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee. During the last fiscal year, each director attended at least 75% of the total number of meetings of the Board and the committees of the Board on which such director served during that period. Our standing committees are currently comprised of the following directors:

Name	Audit Committee	Compensation Committee	Nominating / Corporate Governance Committee
Jean-Pierre Bizzari, M.D.		X
James M. Daly			X
Jeffrey W. Henderson	Chair	X
Kenneth J. Kelley	X		Chair
Randal J. Kirk			X
Connie L. Matsui		Chair
Matthew L. Posard	X		X
Helen I. Torley, M.B. Ch.B., M.R.C.P.
Audit Committee
The current members of the Audit Committee are Jeffrey W. Henderson (Chair), Kenneth J. Kelley and Mathew L. Posard. All members of the Audit Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market. Mr. Henderson is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of its annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, reviewing the adequacy of our accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held five meetings during the fiscal year ended December 31, 2016.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee contained in this Proxy Statement.
Compensation Committee
The current members of the Compensation Committee are Connie L. Matsui (Chair), Jean-Pierre Bizzari and Jeffrey W. Henderson. All members of the Compensation Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market and qualify as non-employee directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation and benefits of our executive officers. More specifically, the Compensation Committee reviews and approves the salary and bonus earned by the Chief Executive Officer and other executive officers; approves stock option grants to executive officers; approves employment and severance agreements of executive officers; and reviews the compensation of non-employee directors for service on the Board of Directors and its committees. The Compensation Committee held five meetings during the fiscal year ended December 31, 2016.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Kenneth J. Kelley (Chair), James M. Daly, Matthew L. Posard and Randal J. Kirk. All members of the Nominating and Corporate Governance Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, and (vi) provide oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2016.
With respect to Board membership, the Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Nominating and Corporate Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board should meet the definition of “independent director” under the applicable rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for at least one key member of management to participate as a member of the Board.
While we do not have a formal diversity policy, our Board of Directors believes that our Board should have diversity of knowledge base, professional experience and skills, and takes age, gender and ethnic background into account when considering director nominees. When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Nominating and Corporate Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Nominating and Corporate Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.
Pursuant to the terms of its charter, the Nominating and Corporate Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “Halozyme Nominating and Corporate Governance Committee” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121. The biographical information and background materials of any such candidate will be forwarded to the Nominating and Corporate Governance Committee for its review and consideration. The committee’s review process for candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. In addition to the process discussed above regarding the consideration of the Nominating and Corporate Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our Annual Meeting of Stockholders.
Risk Management
Our Board is responsible for reviewing and assessing business enterprise risk and other major risks facing the Company, and evaluating management’s approach to addressing such risks. Periodically, our Board reviews key risks facing the Company, plans for addressing these risks and the Company’s risk management practices overall. In connection with these reviews, our Board members rely on information from external sources as well as on their individual experiences identifying and managing business enterprise risk for other entities both within and outside of our industry. In addition, the committees of our Board consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our Compensation Committee periodically reviews the most important enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
We believe the division of risk management responsibilities described above is an effective approach for identifying and addressing the risks facing our Company, and that the leadership structure of our Board is effective in implementing this approach.
Communications with Directors
Stockholders may communicate with any and all directors by transmitting correspondence by mail addressed as follows: “Halozyme Board of Directors” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121. The Corporate Secretary will transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary.
Director Attendance at Annual Meetings
Our Corporate Governance Guidelines state that all directors shall make every effort to attend the Company’s Annual Meeting of Stockholders. Seven of our directors attended our Annual Meeting of Stockholders in 2016.
Code of Conduct and Ethics and Corporate Governance Guidelines
The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors. The Board has also adopted Corporate Governance Guidelines. Copies of these documents are currently available on our website at: www.halozyme.com. Amendments to or waivers of our Code of Conduct and Ethics granted to any of our directors or executive officers will be published promptly on our web site www.halozyme.com. Please note that the information on our website is not incorporated by reference in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee during 2016 has ever been an officer or employee of ours or had a relationship in 2016 requiring disclosure under applicable SEC regulations. None of our executive officers currently serves, or served during 2016, on the compensation committee or board of directors of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
Background
The advisory vote on executive compensation is a non-binding vote on the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers.
The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we hold the advisory vote on executive compensation at least once every three years. Following our 2011 Annual Meeting of Stockholders, upon the recommendation of our stockholders, our Board of Directors determined that we will hold the advisory vote on executive compensation annually until the next required non-binding stockholder advisory vote on the frequency of future stockholder non-binding advisory votes on the compensation of our Named Executive Officers, which also occurs at our 2017 Annual Meeting of the Stockholders (see Proposal No. 3).
We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. These compensation practices are discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement and have the following objectives:

•	Properly align the interests of our stockholders with those of our executive leadership team;

•	Reward actions and achievements that are consistent with the short- and long-term goals of Halozyme’s business strategy; and

•	Remain competitive to attract, retain and motivate employees with relevant experience and skills needed to achieve our business goals.
The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these past decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:
RESOLVED, that the stockholders of Halozyme Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders.
Vote Required
Approval of this resolution requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Recommendation
The Board of Directors believes that the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and the tabular disclosures under the heading “Executive Compensation and Related Information” is appropriate for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote “FOR” approval of the compensation for our Named Executive Officers.

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY
VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires that at least every six years we hold a separate advisory (non-binding) stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options or to abstain on the matter. For the reasons described below, our Board recommends that an advisory vote on executive compensation every year is the best approach.
Our Board of Directors has determined that an advisory vote on executive compensation every year is the best approach for the company based on a number of considerations, including the following:

•	Annual votes will allow stockholders to provide the company with their direct input on the compensation philosophy, policies and practices as disclosed in the proxy statement every year;

•
Annual votes are consistent with company policies of annually seeking input from, and engaging in discussions with, the company’s stockholders on corporate governance matters and executive compensation philosophy, policies and practices; and

•	Less frequent votes could allow an unpopular pay practice to continue too long without timely feedback.
The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
 RESOLVED, that the stockholders of Halozyme Therapeutics, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:
 Choice 1 - every year;
 Choice 2 - every two years;
 Choice 3 - every three years; or
 Choice 4 - abstain from voting.
 Vote Required
Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
 This vote may not be construed (1) as overruling a decision by the company or our Board of Directors or (2) to create or imply any change or addition to the fiduciary duties of the company or our Board of Directors.
Recommendation
The Board of Directors unanimously recommends that you vote for the option of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K of the SEC rules.
Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders may choose among the four choices included in the resolution set forth above.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of Halozyme has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Halozyme for the fiscal year ending December 31, 2017. Ernst & Young LLP has acted in such capacity since its appointment on June 28, 2006. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors Recommendation
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table sets forth the aggregate fees billed to Halozyme for the fiscal years ended December 31, 2016 and 2015 by Ernst & Young LLP:

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$668,007	$671,057
Audit-Related Fees(2)	—	31,500
Tax Fees(3)	20,000	12,500
All Other Fees(4)	1,995	—
Total	$690,002	$715,057
________________

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, including the audit of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for consultations on accounting and disclosure treatment of significant transactions.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services on a case-by-case basis, provided that such approvals are communicated to the full Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Committee is governed by a charter. The Committee held five meetings during fiscal year 2016. The Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The meetings of the Committee are designed to facilitate and encourage communication among the Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm.
The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
The Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the firm’s communications with the Committee concerning the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and considered the compatibility of non-audit services with the firm’s independence.
The Committee also reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements and related schedule for the year ended December 31, 2016 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and related schedule and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed by the Company with the Securities and Exchange Commission.
AUDIT COMMITTEE
Jeffrey W. Henderson (Chair)
Kenneth J. Kelley
Matthew L. Posard

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
As part of the Compensation Committee’s commitment to the oversight of Halozyme’s executive compensation program, and taking into account results from the advisory vote on executive compensation at our 2015 Annual Meeting of Stockholders, we initiated a two-year plan to review and modify appropriate aspects of Halozyme’s executive compensation program. The objectives of this process are to ensure Halozyme’s executive compensation program:

•	Continues to properly align the interests of our stockholders with those of our executive leadership team;

•	Rewards actions and achievements that are consistent with the short- and long-term goals of Halozyme’s business strategy; and

•	Remains competitive to attract, retain and motivate employees with relevant experience and skills needed to achieve our business goals.
As a result of this review that began mid-2015 and continued into 2016, the Compensation Committee has made several changes over this two-year period to our executive compensation program that collectively are designed to achieve the above objectives. Specifically, the Compensation Committee took the following actions during 2015 and 2016:

•	Implemented an executive officer compensation recovery (or “clawback”) policy to enhance executive officer accountability for financial statement disclosures;

•	Reviewed a comprehensive risk assessment of Halozyme’s compensation programs to evaluate whether our executive compensation program encourages taking unnecessary risks;

•
Amended and restated our previously disclosed double-trigger change in control agreement for executive officers to maintain overall competitiveness without introducing excessive parachute benefits or excise tax gross-up provisions;

•	Enhanced the transparency of our executive compensation proxy disclosure;

•	Increased the level of stock ownership guidelines for executive officers and introduced guidelines for other senior officers;

•	Evaluated each element of compensation to ensure our total rewards philosophy continues to be appropriate in the current economic and biopharmaceutical industry environments; and

•
Assessed our existing long-term incentive (“LTI”) compensation program design for all senior officers (including executive officers) to ensure continued alignment with the interests of our stockholders while balancing the potential impact of compensation expense and share dilution.

The Compensation Committee believes that the results of the advisory vote on executive compensation at the 2016 Annual Meeting of Stockholders and the feedback received from institutional investors are indications of support for these modifications and enhancements in our executive compensation program.

2016 Business Highlights
Halozyme made significant progress in delivering on its two-pillar strategy during 2016, positioning the Company for continued success and growth in the future. The Company continues to operate efficiently and effectively with a focused executive team, the majority of whom joined Halozyme in 2015. Specifically, Halozyme excelled during 2016 in:
Clinical Success: Achieved several important clinical milestones related to Halozyme’s investigational new drug, PEGPH20:

•	Dosed the first patient in our pivotal HALO-301 study in pancreas cancer patients and initiated approximately 85% of the global sites for the study;

•
Achieved target enrollment in our Phase 2 HALO-202 study and reported results on January 5, 2017. The topline results were statistically significant for the primary progression-free survival endpoint and the secondary endpoint of progression-free survival in HA-High patients, the latter being supportive of the ongoing HALO-301 study design;

•
Completed the dose finding portion of our phase 1b study with KEYTRUDA® (pembrolizumab) in relapsed non-small cell lung and gastric cancer patients, and initiated the expansion portion where we will test for efficacy;

•
Entered into an agreement with Genentech, a member of the Roche group, to collaborate on clinical studies evaluating up to eight different tumor types beginning in 2017, all designed to help demonstrate pan-tumor potential of Halozyme’s investigational new drug, PEGPH20; and

•
Signed an agreement to include PEGPH20 in the Pancreatic Cancer Action Network’s Precision Promise initiative, a novel approach to study cancer therapies based on the molecular “fingerprint” of a patient’s tumor.

In addition to these PEGPH20 milestones, we made significant progress with our ENHANZETM drug delivery platform and in developing our oncology pipeline, including:

•
Supported our partner, Roche, in their U.S. regulatory filing of rituximab SC, a product that is coformulated with our proprietary ENHANZE platform and, if approved, represents the largest potential royalty revenue opportunity in our history; and

•
Introduced two novel pipeline products, an anti-EGFR targeting antibody-drug conjugate with potential to be effective even in mutated tumors; and a pegylated enzyme engineered to deplete adenosine, an immune checkpoint inhibitor in the tumor microenvironment.

Financial Results: Total revenue increased 9% from 2015 to $146.7 million with an increase in royalty revenue from our strategic partnerships which grew 65% to $51 million. We also ended 2016 with $205.0 million in cash and marketable securities compared to $108.3 million at the end of 2015.
2016 CEO Compensation
In 2016, the annualized total target cash compensation for our Chief Executive Officer (“CEO”), Dr. Helen I. Torley, was $1,128,750 ($645,000 in base salary plus $483,750 in target bonus opportunity). Dr. Torley’s base salary was increased for 2016 by 3.4% as a result of the Compensation Committee’s assessment of her contribution toward Halozyme’s performance during 2015 and its review of base salary paid to other peer group CEOs (provided by the Compensation Committee’s independent consultant) relative to our stated pay philosophy. Dr. Torley’s target bonus opportunity for 2016 (assuming achievement of the corporate goals at 100%) was 75% of her base salary, which has not changed since she started with the Company in 2014. The Committee believes this bonus target is appropriate based on her level of experience and the Committee’s review of bonus targets for other peer group CEOs (provided by the Compensation Committee’s independent consultant). The bonus she received for 2016 was $595,448 which represents 100% of the funded amount under the Company’s Executive Incentive Plan (“EIP”) plus an additional 6.6% ($36,717) awarded outside the EIP by the Compensation Committee based on its assessment of her significant contributions during the year. Specifically, Dr. Torley successfully led Halozyme to:

•	Advance the global potential of PEGPH20 by entering into a broad clinical collaboration with Roche to study PEGPH20 in combination with Roche’s TECENTRIQ® (atezolizumab) in up to eight tumor types;

•	Report results from HALO 202, Halozyme’s phase 2 study of PEGPH20 in metastatic pancreas cancer patients and established a meaningful regulatory approval strategy;

•	Initiate HALO 301, the company’s global phase 3 study of PEGPH20 in metastatic pancreas cancer patients;

•	Include PEGPH20 in the Pancreatic Cancer Action Network’s Precision Promise initiative to initiate clinical trials based on the unique molecular profile of a patient’s tumor;

•	Increase the capability of Halozyme across all levels of the organization through hiring, development and retention of key talent; and

•	Deliver strong financial results, including record royalty revenue.
Dr. Torley also received an LTI award during 2016 that had a grant date fair value of approximately $3.6 million that was delivered 50% in stock options and 50% in time-vesting restricted stock units. This award was granted as a result of the Compensation Committee’s assessment of her contribution toward Halozyme’s performance during 2015 and its review of LTI compensation paid to other peer group CEOs (provided by the Compensation Committee’s independent consultant). The Committee utilized this mix of stock options to incent the achievement of long-term goals designed to drive future shareholder value creation and restricted stock units to replicate a stockholder’s ownership position at any point in time. Stock option grants vest 25% on the one-year anniversary of the date of grant and the remaining options vest in equal monthly installments over the following three years, while restricted stock unit grants vest 25% annually over a four year period beginning one year following the grant date. The Committee believes this vesting schedule aligns with practices of other biopharmaceutical companies while providing a reasonable level of retention incentive.
During 2016, Dr. Torley also vested in 13,500 shares of performance-vesting restricted stock units awarded to her in 2014. The vesting of these restricted stock units was based on Halozyme achieving a specific goal related to signing collaboration agreements to test PEGPH20 in combination with marketed immune therapy or novel agents before the end of the performance period (June 30, 2016). These performance-vesting restricted stock units are discussed in more detail below.
Halozyme’s Executive Compensation Program
The principal elements of our executive compensation program are: base salary, an annual cash bonus opportunity, and an annual LTI award opportunity (consisting of stock options and restricted stock units).

	What We Do		What We Do Not Do

✓	Pay all annual bonus amounts based on the achievement of Company goals, contribution in achieving those goals and individual performance	×	No guaranteed annual bonus payouts
✓	Cap the annual bonus plan payout	×	No buyback or repricing of stock options
✓	Maintain an executive officer recoupment (“clawback”) policy	×	No executive single-trigger change in control benefits
✓	Monitor robust stock ownership guidelines for all officers	×	No executive perquisites
✓	Retain an independent compensation consultant reporting directly to the Compensation Committee	×	No supplemental executive benefits
✓	Conduct an annual comprehensive compensation program risk assessment	×	No non-change in control executive severance agreements
✓	Prohibit executive officer hedging and pledging of Company stock	×	No excise tax gross-ups

Detailed Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation paid to the Named Executive Officers (the “NEOs”) during 2016. Following this discussion is a series of tables containing specific data about the compensation earned by or granted to the following NEOs in 2016:

Name	Principal Position
Helen I. Torley	President and Chief Executive Officer
Laurie D. Stelzer	Senior Vice President, Chief Financial Officer (“CFO”)
Mark J. Gergen (1)	Senior Vice President, Chief Operating Officer (“COO”)
Harry J. Leonhardt	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Athena M. Countouriotis	Senior Vice President, Chief Medical Officer (“CMO”)
________________

(1)	Mr. Gergen’s employment with Halozyme started effective September 1, 2016.
The Compensation Committee makes all decisions relative to the total direct compensation (base salary, annual cash incentive and LTI awards) of all executive officers, including the CEO. Additional details regarding the role and responsibilities of the Compensation Committee are provided below.
In September 2016, Mr. Gergen was appointed Senior Vice President, Chief Operating Officer and was provided with a total compensation offer that was competitive with external market practices for executives with similar experience in comparable roles. Consistent with our practice for other NEO’s hired in 2015, the fair value of his sign-on LTI award was higher than the fair value he will likely receive on an annual basis. Mr. Gergen received this sign-on LTI award as an inducement to join Halozyme, in consideration of his expertise in the biopharmaceutical industry, and to ensure his total compensation was heavily weighted using equity awards to align his compensation with creating sustainable stockholder value over a long period of time.
Elements of Executive Compensation for 2016
The material elements of 2016 compensation for our NEOs consisted of:

•	Base salary;

•	Annual cash incentive; and

•	LTI compensation.
We also provide our NEOs with the same package of employee benefits that are provided to all full-time employees, including Company matching contributions to a 401(k) plan, health insurance, group term life insurance, and disability income insurance. No other perquisites or supplemental executive benefits are provided to our NEOs.

As shown in the illustration below, a significant portion of our NEO’s “target” total direct compensation is variable and based on Halozyme’s stock price performance.

Base Salary
The Compensation Committee determines base salaries for NEOs each year based upon the following factors (with no specific weight applied to each factor):

•	The scope and complexity of the NEO’s responsibilities;

•	A review of external market practices and survey results (a more detailed description of the methodology used to assess external market practices is provided below);

•	The NEO’s experience prior to joining Halozyme; and

•
The CEO’s evaluation of the NEO’s performance and contribution to the success of Halozyme. In the case of the CEO, this evaluation is done in executive session by the Compensation Committee in collaboration with the full Board of Directors.

Base salary levels are reviewed annually. For 2016, base salary was increased by 3.4% for the CEO and 4.4% on average for the other NEOs. These adjustments reflect a merit increase consistent with both market practices and recognition of the contributions made during 2015.
Annual Cash Incentive
NEOs participate each year in the EIP. The actual cash incentive paid to each NEO with respect to 2016 was determined (and funded) by the performance of Halozyme as measured by the level of achievement of 10 metrics in two overarching categories (“Corporate Performance”) and then modified by the NEO’s individual performance during the year relative to the level of achievement of personal goals (“Individual Performance”). Actual payouts can be decreased but not increased under the EIP. The Compensation Committee may decide to provide a supplemental cash award but when combined with the EIP, the total payout cannot exceed two times the target cash incentive opportunity for the NEO. Additionally, NEOs must achieve at least 60% of his/her Individual Performance objectives in order to be eligible for a cash incentive payment. Cash incentive payments are prorated for new hires based on the number of days employed at Halozyme in 2016.
Corporate Performance. Corporate goals were established by the Compensation Committee as a way to track and measure the achievement of key objectives during the year. The two overarching categories and weighting by which Corporate Performance was determined (and the EIP was funded) are summarized in the diagram below:
Within each of the two categories, the Compensation Committee set specific goals for Halozyme to achieve. As described further below, these corporate goals, when taken together, are intended to measure the Company’s progress toward annual operating objectives and long-term drivers of sustainable value creation. The incentive zone ranges between 50% and 200% for each of the 10 metrics and each metric funds independently. The Board of Directors approved the threshold (50%), target (100%), and maximum (200%) funding goals/level of performance for each metric at the beginning of the year. The Compensation Committee is responsible for certifying performance following completion of the fiscal year and determined 2016 EIP funding was achieved at 115.5% of the target bonus opportunity for the NEOs, as summarized below:

2016 EIP Results

Goal Categories	Weight	Performance
		Accomplishments	Full Year EIP Funding
Financial Targets	40%	• Exceeded Hylenex revenue targets • Delivered Roche product purchase orders • Met budgeted expense goal	35.5%
Progress of Pipeline/PEGPH20	60%	• Achieved all milestones in preparation of PEGPH20 Study 202 report-out • Gained various clinical and CMC development submission/approvals by the FDA and outside the U.S. for PEGPH20 • Signed two PEGPH20 clinical collaboration agreements • Initiated anti-EGFR antibody engineering batch	80.0%
		Total	115.5%

Individual Performance. The Compensation Committee believes that, once the overall Corporate Performance has been determined, the actual payout to each NEO should reflect the executive’s:

•	Performance relative to individual goals and objectives established for the year;

•	Contribution toward achieving the Corporate Performance results; and

•	Demonstration of living Halozyme’s Leadership Attributes and Corporate Values during the year.
The table below illustrates the total 2016 cash incentive calculation (EIP plus any supplemental cash award) for each NEO (also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table):

Named Executive Officer	Base Salary ($)	Target EIP (1)	Target EIP ($)	Total Payout ($)
Helen I. Torley	645,000	75%	483,750	595,448
Laurie D. Stelzer	435,000	45%	195,750	207,000
Mark J. Gergen (2)	435,000	45%	65,429	75,000
Harry J. Leonhardt	405,000	45%	182,250	204,000
Athena M. Countouriotis	443,000	45%	199,350	200,000
________________

(1)	2016 EIP target bonus opportunity increased from 40% (for 2015) to 45% (for 2016) for all NEOs (except the CEO) to better align with market practices

(2)	Target EIP was prorated based on number of days NEO was employed at Halozyme during 2016.
LTI Compensation
All grants of LTI compensation are made under the stockholder-approved Halozyme Therapeutics, Inc. 2011 Stock Plan. The Compensation Committee utilized two LTI delivery vehicles to grant awards to NEOs during 2016:
Stock Options are strongly aligned with stockholder interests because they deliver financial value to the NEO only if the value of our stock at the time of exercise exceeds the stock price on the day of grant. As a result, the Compensation Committee believes stock options encourage executives to focus on the decisions and behaviors required to support long-term sustainable increases in our stock price.
Time-vesting Restricted Stock Units (“RSUs”) replicate a stockholder’s ownership position at any point in time. Restricted stock also provides a counterbalance to the more uncertain value associated with stock options. As a result, the Compensation Committee believes restricted stock encourages executives to make decisions consistent with the long-term interests of our stockholders.

2016 Annual LTI Awards
For 2016, the Compensation Committee awarded annual LTI compensation for the NEOs (and in the case of Mr. Gergen at the time of his hire) based on the fair value the Committee determined was appropriate considering factors (with no specific weight applied to each factor) such as the competitive market, the executive’s experience, the executive’s expected contribution to the long-term success of the Company, and the executive’s skill-set relative to industry peers at other biopharmaceutical companies. After considering these factors, the Compensation Committee awarded the following LTI compensation fair values to NEOs in 2016:

Named Executive Officer 2016 Long-Term Incentive Awards
Name	Option Awards ($)	RSUs ($)	Total ($)
Helen I. Torley	1,800,037	1,799,998	3,600,035
Laurie D. Stelzer	500,013	749,997	1,250,010
Mark J. Gergen (1)	2,002,405	—	2,002,405
Harry J. Leonhardt	500,013	499,998	1,000,011
Athena M. Countouriotis	600,012	600,002	1,200,014
________________

(1)	Mr. Gergen’s employment with Halozyme started effective September 1, 2016, and this 2016 LTI award reflects his sign-on grant.
In 2014, the Committee approved a performance-vesting restricted stock award (“PSU”) for Dr. Torley. In January 2015, the Committee also awarded Dr. Countouriotis a performance-vesting restricted stock award with the same performance targets and vesting provisions as the 2014 award to Dr. Torley. Under these grants, a target number of performance-vesting restricted stock units was awarded to each of these two NEOs and the actual number of shares that vest and are distributed depends on achievement of goals under the following three distinct metrics, target goals and associated weighting:
As of June 30, 2016, Halozyme had signed and announced one clinical collaboration agreement for PEGPH20 (relative to a target goal of two) which resulted in vesting a portion of the NEOs’ PSU award from Tranche II. However, since one clinical collaboration was signed by June 30, 2016, (“Threshold”), and not two (“Target”), 7.5% of the target PSU award was forfeited under the terms of the award agreement. The table below illustrates the Target and Threshold number of PSUs for each of the three vesting tranches described above (the number of PSUs that vested during 2016 and associated value are also reflected in the “Stock Awards” column of the Option Exercises and Stock Awards Vested Table).

Performance-vesting Restricted Stock Units Vesting Schedule
Name		Tranche I		Tranche II		Tranche III
	Total Target Units(#)	Target (35%) Units(#)	Threshold (17.5%) Units(#)	Target (15%) Units(#)	Threshold (7.5%)(1) Units(#)	Target (50%) Units(#)	Threshold (25%) Units(#)
Helen I. Torley	180,000	63,000	31,500	27,000	13,500	90,000	45,000
Athena M. Countouriotis	86,000	30,100	15,050	12,900	6,450	43,000	21,500
_______________

(1)	As a result of Threshold performance being achieved, 50% of the Target award for Tranche II vested during 2016.
Other LTI Grant Practices
For the annual 2016 LTI award, the Compensation Committee began awarding LTI compensation to its NEOs (and all employees) based on competitive “market value” versus a “fixed number of shares.” Additionally, the Board of Directors approved other changes in early 2016 to further align the LTI compensation practices with stockholder interests:

•
Approved an amendment to the Company’s Corporate Governance Guidelines requiring each executive officer to: (i) hold at least 50% of all net shares of restricted stock that vests; and (ii) hold at least 50% of the underlying gain in shares of the Company’s common stock as a result of stock option exercises, until the executive officer comes into compliance with the stock ownership guidelines; and

•	Implemented a policy requiring a minimum one-year vesting for all future stock option awards.
Executive Total Rewards Philosophy
The Compensation Committee periodically reviews its total rewards philosophy for executive officers to confirm it continues to meet the objectives of:

•	Supporting the short- and long-term business strategy;

•	Anchoring to market-based principles and tailored to Halozyme’s culture; and

•	Aligning the interests of the executive officers with the interests of Halozyme stockholders.
Each of the three primary compensation elements has a specific purpose and competitive positioning within the peer group as described below:

Compensation Element	Purpose	Target Market Positioning
Base Salary	• Provides a fixed amount of cash compensation based on individual performance, job scope, experience and competitive market for talent	• 50th percentile with adjustments depending upon experience, responsibilities and expected contribution
Executive Incentive Plan (EIP)	• Motivates and rewards fiscal year contribution to company performance against goals and objectives	• 50th percentile target bonus opportunity
Long-Term Incentives (LTI)	• Aligns compensation with the creation of sustainable stockholder value • Increases executive stock ownership • Serves as a key retention device	• 75th percentile target LTI opportunity (as long as the company continues to perform at a high level)

Peer Group and Competitive Practices
The Compensation Committee annually selects a group of peer companies for competitive analysis of executive compensation. Compensia, an external consulting firm engaged by the Compensation Committee, assisted in determining the peer group companies and produced the competitive analysis used to make compensation decisions, among other factors described above. The peer group companies are identified based upon similarity with Halozyme with respect to science/business model, market capitalization, and employee headcount. The peer group is reviewed annually and adjusted as needed to ensure that the peer companies continue to share similarities with Halozyme. For 2016 compensation decisions, the Compensation Committee utilized proxy peer group data from the following companies:

2016 Peer Group
Arena Pharmaceuticals Agios Pharmaceuticals ARIAD Pharmaceuticals Array BioPharma Dyax Genomic Health Insys Therapeutics ImmunoGen	Ironwood Pharmaceuticals Momenta Pharmaceuticals Nektar Therapeutics OncoMed Pacira Pharmaceuticals Sagent Pharmaceuticals Seattle Genetics
Other Compensation Matters
Stock Ownership Guidelines
During 2016, the Board of Directors and the Compensation Committee adopted increased stock ownership guidelines for executive officers which stipulate that the CEO is expected to own shares of Halozyme common stock with value equal to no less than four times the CEO’s current base salary and that all other executive officers are expected to own shares of Halozyme common stock with value equal to no less than two times the officer’s current base salary. In addition to increasing the stock ownership guidelines for executive officers, in 2016 the Board of Directors also adopted stock ownership guidelines for other officers which stipulate that they are expected to own shares of Halozyme common stock with value no less than one times the officer’s current base salary. Each executive officer is expected to comply with the guidelines within five years of appointment as an executive officer. Each executive officer is required to: (i) hold at least 50% of all net shares of restricted stock that vests; and (ii) hold at least 50% of the underlying gain in shares of the Company’s common stock as a result of stock option exercises, until the executive officer comes into compliance with the stock ownership guidelines. All of our executive officers are making satisfactory progress toward compliance with these guidelines.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1.0 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Section 162(m) definition does not count toward the $1.0 million limit. While Halozyme currently does not pay corporate income tax, any tax benefits associated with executive compensation accumulate with the Company’s net operating loss carry forward.

The Compensation Committee develops the executive compensation program considering the potential tax benefit to Halozyme, but also recognizes that the best interests of stockholders may be better served by providing compensation arrangements that do not provide the Company with full tax benefits. For 2016, only the CEO exceeded the $1.0 million non-performance based limit by about $0.4 million, primarily as a result of time-based vesting of restricted stock
Change in Control Agreements
We have entered into Change in Control Agreements with our executive officers. The Change in Control Agreements provide for cash payments, continued healthcare coverage and accelerated vesting of equity awards for any such executive officer who is terminated for a reason other than cause within 12 months following a change in control transaction. The cash payments, to be made in a lump sum payment, will equal: (i) a multiple of the executive officer’s then-current base salary (twice the base salary of the Company’s CEO and one-and-a-half times the base salary of the other executive officers); and (ii) the amount of target annual bonus opportunity (based on the target percentage of annual base salary) in respect of the year the termination of employment occurs. The Company will also make a cash lump sum payment intended to provide the executive officer sufficient amounts to pay expected healthcare premiums under the Company’s group health plans for 18 months post termination of employment (24 months in the case of the CEO). The Change in Control Agreements also provide that the amount of severance benefits could potentially be subject to reduction to the extent that the total payments (as defined in the Change in Control Agreements) constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”), or become subject to the excise tax imposed under Section 4999 of the Code.
Employment Agreements
The Company does not have written employment agreements with executive officers.
Non-Change in Control Severance Policy
In 2008, our Board of Directors approved the adoption of a company-wide severance policy that is also applicable to executive officers in the following respects: (i) the cash severance for the CEO will be equal to the CEO’s then-current annual base salary; and (ii) the cash severance for executive officers will be equal to one-half of the executive officer’s then-current annual base salary. Cash payments under the severance policy will normally be made in a lump sum payment, subject to standard taxes and withholdings, and will be conditioned upon the receipt of a release of claims from the executive officer. In addition to cash severance payments, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the severance policy, however, the Board of Directors or Compensation Committee retains the right to amend, alter or terminate the severance policy at any time.
Incentive Compensation Recoupment (“Clawback Policy”)
The Compensation Committee has approved an incentive compensation recoupment policy which provides for the recovery of compensation received by NEOs in connection with a material restatement in Halozyme’s financial statement disclosure. The Board of Directors will seek reimbursement of annual cash incentive compensation and all equity compensation awards where the payout or vesting exceeds the amounts that would have been received had the financial results been properly reported.
Hedging and Pledging Restrictions
The Company’s Insider Trading Policy prohibits pledging the Company’s securities as collateral and entering into transaction to hedge the value of the Company’s securities owned by executives subject to the policy.

Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Halozyme Therapeutics, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Connie L. Matsui (Chair)
Jeffrey W. Henderson
Jean-Pierre Bizzari, M.D.

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2016, 2015 and 2014 by each individual who acted as our principal executive officer, our principal financial officer, and our other most highly compensated executive officers during the fiscal year ended December 31, 2016.

2016 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Helen I. Torley(5)	2016	645,000	—		1,799,998		1,800,037	595,448	9,592		4,850,075
President and Chief Executive Officer	2015	624,000	—		1,733,750		1,633,600	616,356	9,081		4,616,787
	2014	593,391	1,000,000	(6)	1,759,200	(14)	6,437,200	382,500	227,875	(7)	10,400,166

Laurie D. Stelzer(8)	2016	435,000	—		749,997		500,013	207,000	8,643		1,900,653
Senior Vice President and Chief Financial Officer	2015	229,115	—		561,825		2,727,090	125,000	200,333	(9)	3,843,363

Mark J. Gergen(10)	2016	145,000	—		—		2,002,405	75,000	2,529		2,224,934
Senior Vice President and Chief Operating Officer

Harry J. Leonhardt(11)	2016	405,000	—		499,998		500,013	204,000	10,762		1,619,773
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2015	262,163	—		429,825		2,070,717	145,000	8,383		2,916,088

Athena M. Countouriotis(12)	2016	443,000	—		600,002		600,012	200,000	8,657		1,851,671
Senior Vice President and Chief Medical Officer	2015	426,967	300,000	(13)	299,700	(15)	1,465,325	202,000	7,621		2,701,613
________________

(1)
This column represents the grant date fair value of stock awards granted to the NEOs in fiscal years 2016, 2015 and 2014, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 8 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 28, 2017. Stock awards granted to executive officers consist of restricted stock units. The amounts shown are the grant date fair value in accordance with the authoritative guidance for stock-based compensation. The weighted average grant date fair value of stock awards granted in 2016, 2015 and 2014 was $8.11, $13.18 and $10.93 per share, respectively, based on the closing prices of Halozyme common stock on the grant dates.

(2)
This column represents the grant date fair value of stock options granted to the NEOs in fiscal years 2016, 2015 and 2014, in accordance with FASB ASC Topic 718. To see the exact share amounts and the value of awards made to the NEOs in fiscal 2016, see the 2016 Grants of Plan-Based Awards table below. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 8 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 28, 2017. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding awards is reflected in the Outstanding Equity Awards at December 31, 2016 table.

(3)
Performance-based bonuses are generally paid pursuant to our annual incentive plans and reported as Non-Equity Incentive Plan Compensation. The performance-based bonuses represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in a subsequent fiscal year.

(4)	The amounts set forth in the All Other Compensation column for the NEOs include Company payments for group term life insurance and Company contributions to the Halozyme Therapeutics, Inc. 401(k) Plan.

(5)	Dr. Torley joined Halozyme as President, CEO and director effective January 6, 2014.

(6)	Represents a $1.0 million payment to Dr. Torley that was intended to replace an equivalent bonus that she would have earned from her former employer.

(7)	Includes the reimbursement of $219,000 in relocation expenses.

(8)	Ms. Stelzer joined Halozyme as Senior Vice President and Chief Financial Officer effective June 15, 2015.

(9)	Includes the reimbursement of $200,000 in relocation expenses.

(10)	Mr. Gergen joined Halozyme as Senior Vice President, Chief Operating Officer, effective September 1, 2016.

(11)	Mr. Leonhardt joined Halozyme as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary effective April 13, 2015.

(12)	Dr. Countouriotis joined Halozyme as Senior Vice President and Chief Medical Officer effective January 5, 2015.

(13)	Represents a one-time sign-on bonus to Dr. Countouriotis in connection with her recruitment as CMO.

(14)
Consistent with the estimate of aggregate compensation cost recognized in accordance with FASB ASC Topic 718 (reflecting the probable outcome of the performance conditions), this amount does not include 180,000 PSUs granted to Dr. Torley, on July 28, 2014. Assuming the highest level of performance conditions were achieved, these PSUs had a grant date value of $1,603,800. As of December 31, 2016, 45,000 of these PSUs had vested, which had a grant date fair value of $400,950.

(15)
Consistent with the estimate of aggregate compensation cost recognized in accordance with FASB ASC Topic 718 (reflecting the probable outcome of the performance conditions), this amount does not include 86,000 PSUs granted to Dr. Countouriotis on January 5, 2015. Assuming the highest level of performance conditions were achieved, these PSUs had a grant date value of $859,140. As of December 31, 2016, 21,500 of these PSUs had vested, which had a grant date fair value of $214,785.

2016 Grants of Plan-Based Awards
The following table sets forth certain summary information with respect to plan-based awards granted during the fiscal year ended December 31, 2016 to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units(#)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Thresh -old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)
Helen I. Torley	n/a	—	483,750	967,500	—	—	—	—		—		—	—
	2/3/2016	—	—	—	—	—	—	—		376,569	(2)	8.11	1,800,037
	2/3/2016	—	—	—	—	—	—	221,948	(3)	—		—	1,799,998
Laurie D. Stelzer	n/a	—	195,750	391,500	—	—	—	—		—		—	—
	2/3/2016	—	—	—	—	—	—	—		104,603	(2)	8.11	500,013
	2/3/2016	—	—	—	—	—	—	92,478	(3)	—		—	749,997
Mark J. Gergen (4)	n/a	—	65,429	130,858	—	—	—	—		—		—	—
	9/1/2016	—	—	—	—	—	—	—		333,890	(4)	9.97	2,002,405
Harry J. Leonhardt	n/a	—	182,250	364,500	—	—	—	—		—		—	—
	2/3/2016	—	—	—	—	—	—	—		104,603	(2)	8.11	500,013
	2/3/2016	—	—	—	—	—	—	61,652	(3)	—		—	499,998
Athena M. Countouriotis	n/a	—	199,350	398,700	—	—	—	—		—		—	—
	2/3/2016	—	—	—	—	—	—	—		125,523	(2)	8.11	600,012
	2/3/2016	—	—	—	—	—	—	73,983	(3)	—		—	600,002
________________

(1)
For a description of the elements of the incentive plan applicable to our NEOs, refer to “Compensation Discussion and Analysis - Elements of Executive Compensation for 2016” in this proxy statement. The actual amount of cash paid to each NEO pursuant to the incentive plan established for 2016 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

(2)
These option awards were granted in February 2016 based on accomplishment of specified Company and individual performance criteria in fiscal 2015. These option awards vest one-fourth on the first anniversary of the date of grant and then 1/48 of the shares monthly thereafter.

(3)
This restricted stock unit award was granted in February 2016 based on accomplishment of specified Company and individual performance criteria in fiscal 2015. This restricted stock unit award has a grant date fair value of $8.11 per share and vests one-fourth on each anniversary of the date of grant.

(4)
Mr. Gergen joined Halozyme as Senior Vice President, Chief Operating Officer, effective September 1, 2016. This option award was granted in September 2016 and vests at the rate of one-fourth of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.

Outstanding Equity Awards at December 31, 2016
The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2016:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Helen I. Torley	1/6/2014	510,416	189,584	14.66	1/6/2024	60,000	(3)	592,800
	7/28/2014	—	—	—	—	90,000	(4)	889,200
	2/6/2015	91,666	108,334	13.87	2/6/2025	93,750	(3)	926,250
	2/3/2016	—	376,569	8.11	2/3/2026	221,948	(3)	2,192,846
Laurie D. Stelzer	6/15/2015	84,375	140,625	20.43	6/15/2025	20,625	(3)	203,775
	2/3/2016	—	104,603	8.11	2/3/2026	92,478	(3)	913,683
Mark J. Gergen	9/1/2016	—	333,890	9.97	9/1/2026	—		—
Harry J. Leonhardt	4/13/2015	93,750	131,250	15.63	4/13/2025	20,625	(3)	203,775
	2/3/2016	—	104,603	8.11	2/3/2026	61,652	(3)	609,122
Athena M. Countouriotis	1/5/2015	119,791	130,209	9.99	1/5/2025	22,500	(3)	222,300
	1/5/2015	—	—	—	—	43,000	(4)	424,840
	2/3/2016	—	125,523	8.11	2/3/2026	73,983	(3)	730,952
________________

(1)	Each option vests at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter.

(2)
Computed by multiplying the closing market price of our common stock on December 31, 2016, the last trading date in fiscal year 2016, of $9.88 by the number of shares or stock units, as appropriate, set forth in this table.

(3)	This restricted stock unit award vests one-fourth on each anniversary of the date of grant.

(4)
Vesting for these awards is conditioned upon the Compensation Committee’s determination that Halozyme achieved specified clinical trial, product development and new collaboration goals at stated times through April 2017.

Option Exercises and Stock Awards Vested
The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by our NEOs during the fiscal year ended December 31, 2016:

OPTION EXERCISES AND STOCK AWARDS VESTED DURING FISCAL YEAR 2016
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Helen I. Torley	—	—	74,750	836,480
Laurie D. Stelzer	—	—	6,875	62,219
Harry J. Leonhardt	—	—	6,875	80,850
Athena M. Countouriotis	—	—	13,950	178,589
________________

(1)
The amounts in this column represent the number of stock award shares vested. The actual number of shares issued was the number of shares vested reduced by the number of shares surrendered as payment for withholding taxes.

(2)	The value realized on vesting is based on the closing sale price of Halozyme common stock on the vest date.
Potential Payments Upon Termination or Change in Control
Severance Policy
On February 6, 2008, the Board of Directors approved the adoption of a company-wide severance policy applicable to executive officers in the following respects: (i) the cash severance for the CEO will be equal to the CEO’s then-current annual base salary; and (ii) the cash severance for executive officers will be equal to one half of the then-current annual base salary for such officers. Cash payments under the severance policy will normally be made in a lump sum payment, subject to standard taxes and withholdings, and will be conditioned upon the receipt of a release of claims from the executive officer. In addition to cash severance payments, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the severance policy, however, the Board of Directors or Compensation Committee retains the right to amend, alter or terminate the severance policy at any time.
Under the policy, assuming: (i) each of the NEOs was terminated without cause on December 31, 2016; and (ii) each NEO executed a release of claims in a form satisfactory to the Company, the NEOs would have received the following amounts pursuant to the severance policy:

Name	Lump Sum Severance Payment	Post- Termination Healthcare
Helen I. Torley	$645,000	$20,930
Laurie D. Stelzer	$217,500	$14,795
Mark J. Gergen	$217,500	$14,795
Harry J. Leonhardt	$202,500	$4,798
Athena M. Countouriotis	$221,500	$4,798

Change in Control
We have entered into Change in Control Agreements with our executive officers. The Change in Control Agreements provide for cash payments, continued healthcare coverage and accelerated vesting of equity awards for any such executive officer who is terminated for a reason other than cause within 12 months following a change in control transaction. The cash payments, to be made in a lump sum payment, will equal: a multiple (two times for the Company's CEO and one-and-a-half times for the other executive officers) of the sum of (i) the then-current base salary; and (ii) the amount of target annual bonus opportunity (based on the target percentage of annual base salary) in respect of the year the termination of employment occurs. The Company will also make a cash lump sum payment intended to provide the executive officer sufficient amounts to pay expected heath care premiums under the Company’s group health plans for 18 months post termination of employment (24 months in the case of the CEO). The Change in Control Agreements also provide that the amount of severance benefits could potentially be subject to reduction to the extent that the total payments (as defined in the Change in Control Agreements) constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code or become subject to the excise tax imposed under Section 4999 of the Code.
Assuming a change in control took place on December 31, 2016 and each of the NEOs was terminated without cause immediately following the change in control, the foregoing individuals would have received the following amounts as a result of such terminations:
2017 Potential Payments Upon Change in Control

Name	Equity Awards(1)	Lump Sum Cash Severance	Post- Termination Healthcare	Total
Helen I. Torley	$1,892,041	$2,257,500	$61,560	$4,211,101
Laurie D. Stelzer	$259,204	$946,125	$65,271	$1,270,600
Mark J. Gergen	$141,773	$946,125	$65,271	$1,153,169
Harry J. Leonhardt	$190,757	$820,876	$21,166	$1,032,799
Athena M. Countouriotis	$770,423	$963,525	$21,166	$1,755,114
________________

(1)
Amounts shown in this column reflect the value of unvested options and market value of unvested restricted stock units that would have accelerated if the NEO was terminated on December 31, 2016 in connection with a change in control. Values were derived using the closing market price of our common stock on December 31, 2016, the last trading date in fiscal year 2016, of $9.88. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the value shown in this column.

Compensation of Directors
The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2016 by each individual who served as a director at any time during the fiscal year:

2016 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Jean-Pierre Bizzari	60,000	200,000	260,000
James M. Daley(3)	41,250	200,000	241,250
Kathryn E. Falberg(4)	47,500	—	47,500
Jeffrey W. Henderson	83,750	200,000	283,750
Kenneth J. Kelley	73,750	200,000	273,750
Randal J. Kirk	53,750	200,000	253,750
Connie L. Matsui	98,750	200,000	298,750
Matthew L. Posard	66,250	200,000	266,250
________________

(1)	Represents the grant date fair value of restricted stock awards granted in fiscal year 2016 in accordance with FASB ASC Topic 718.

(2)	The aggregate numbers of shares subject to outstanding stock options and restricted stock awards held by the non-employee directors as of December 31, 2016 are described below:

Name	Aggregate Number of Option Awards Outstanding (#)	Aggregate Number of Stock Awards Outstanding (#)
Jean-Pierre Bizzari	—	20,202
James M. Daley	—	20,202
Jeffrey W. Henderson	—	20,202
Kenneth J. Kelley	—	20,202
Randal J. Kirk	10,000	20,202
Connie L. Matsui	10,000	20,202
Matthew L. Posard	—	20,202

(3)	Mr. Daley was appointed to the Board on March 7, 2016.

(4)	Ms. Falberg resigned from the Board on May 4, 2016.

Directors’ Compensation
Effective December 2015, the compensation for our non-employee directors is as follows: each non-employee director receives an initial restricted stock grant of common stock having a value of $200,000 (with the number of shares equal to $200,000 divided by the closing price of the Company’s common stock on the date of grant, with any fraction rounded up to the nearest whole share) upon joining the Board; provided that, the numbers of shares granted for directors first elected or appointed between Annual Meetings shall be prorated based on the number of full quarters the individual is scheduled to serve as a non-employee director from the date of election or appointment until the next Annual Meeting of the stockholders such that the recipient will receive a grant of restricted stock valued at $150,000 for a period of service exceeding 270 days, a grant of restricted stock valued at $100,000 for a period of service exceeding 180 days (but no more than 270 days), a grant of restricted stock valued at $50,000 for a period of service exceeding 90 days (but no more than 180 days), and no shares for a period of service of 90 days or less. Subject to acceleration in the event of a change of control of the Company, this initial restricted stock grant will vest upon the date of the next Annual Meeting following the date of the initial restricted stock grant. Non-employee directors also automatically receive annual restricted stock grants of common stock having a value of $200,000 (with the number of shares equal to $200,000 divided by the closing price of the Company’s common stock on the date of grant, with any fraction rounded up to the nearest whole share) immediately following future Annual Meetings. Subject to acceleration in the event of a change of control of us, this annual restricted stock grant will vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting following the date of the annual restricted stock grant. All restricted stock awards will be granted under our Amended and Restated 2011 Stock Plan.
Our non-employee directors also receive an annual retainer of $50,000 for service on the Board, provided that our Chair of the Board of Directors receives an annual retainer of $85,000, as well as an additional annual retainer for service on any committee of the Board. Non-employee directors who serve on the Audit Committee receive an annual retainer of $15,000, provided that the Chair of that committee receives an annual retainer of $30,000. Non-employee directors who serve on the Compensation Committee receive an annual retainer of $10,000, provided that the Chair of that committee receives an annual retainer of $20,000. Non-employee directors who serve on the Nominating and Corporate Governance Committee receive an annual retainer of $5,000, provided that the Chair of that committee receives an annual retainer of $10,000. Employee directors do not receive any compensation for service on the Board of Directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth, as of March 9, 2017, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by Halozyme to be the beneficial owner of more than 5% of our common stock, (ii) each director and director-nominee of Halozyme, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all directors and executive officers of Halozyme as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent(3)
Randal J. Kirk	19,335,605	(4)	14.9%
The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141
Iridian Asset Management LLC	18,426,928	(5)	14.2%
276 Post Road West, Westport, CT 06880
BlackRock, Inc.	10,711,760	(6)	8.3%
55 East 52nd Street, New York, NY 10055
Vanguard Group Inc.	8,452,343	(7)	6.5%
100 Vanguard Blvd., Malvern, PA 19355
First Eagle Investment Management, LLC	7,687,515	(8)	5.9%
1345 Avenue of the Americas, New York, NY 10105
BB Biotech AG	7,599,832	(9)	5.9%
Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland
FMR LLC	6,772,982	(10)	5.2%
245 Summer Street, Boston, MA, 02210
Helen I. Torley	1,124,132	(11)	*
Laurie D. Stelzer	166,721	(12)	*
Mark J. Gergen	—		*
Harry J. Leonhardt	165,568	(13)	*
Athena M. Countouriotis	259,288	(14)	*
James M. Daly	40,404	(15)	*
Jean-Pierre Bizzari	77,065	(15)	*
Jeffrey W. Henderson	46,809	(15)	*
Kenneth J. Kelley	208,455	(15)	*
Connie L. Matsui	253,455	(16)	*
Matthew L. Posard	98,455	(15)	*
Directors and executive officers as a group (12 persons)	21,775,957		16.8%
________________

*	Less than 1%.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise noted, the address for each beneficial owner is: c/o Halozyme Therapeutics, Inc., 11388 Sorrento Valley Road, San Diego, CA 92121.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants and vesting of stock awards.

(3)
Calculated on the basis of 129,801,310 shares of common stock outstanding as of March 9, 2017, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 9, 2017 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)
Based on Form 4 filed by Randal J. Kirk with the SEC on June 2, 2016. Includes shares held by the following entities over which Mr. Kirk (or an entity over which he exercises exclusive control) exercises exclusive control: 3,056,601 shares held by R.J. Kirk Declaration of Trust; 354,654 shares held by JPK 2009, LLC; 354,653 shares held by MGK 2009, LLC; 302,954 shares held by JPK 2008, LLC; 302,954 shares held by MGK 2008, LLC; 302,954 shares held by ZSK 2008, LLC; 11,317 shares held by Lotus Capital (2000) Company, Inc.; 3,977,445 shares held by Kapital Joe LLC; 216,795 shares held by Third Security Staff 2001 LLC; 6,328,853 shares held by New River Management V, LP; 290,460 shares held by JPK 2012, LLC, 46,701 shares held by The Kellie L. Banks (2009) Long-Term Trust; 2,235 shares held by ZSK 2009 LLC; 131,144 shares held by Third Security Senior Staff 2006 LLC; 65,572 shares held by Third Security Staff 2006 LLC; and 21,858 Third Security Incentive 2006 LLC. Also includes 10,000 shares subject to options that may be exercised and 20,202 shares subject to release within 60 days after March 9, 2017. Based on Form 13D/A filed by Third Security, LLC with the SEC on June 2, 2016: Mr. Kirk held sole voting and dispositive power over 19,315,403 shares; Third Security, LLC held sole voting and dispositive power over 12,652,531 shares; and New River Management V, LP held sole voting and dispositive power over 6,328,853 shares.

(5)
Based on Schedule 13G/A filed by Iridian Asset Management LLC (“Iridian”) with the SEC on February 2, 2017. Iridian Asset Management LLC held shared voting and dispositive power over 18,426,928 shares. Messrs. David L. Cohen and Harold J. Levy may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian and having the power to vote and direct the disposition of shares of Common Stock as joint Chief Investment Officers of Iridian.

(6)
Based on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2017. BlackRock, Inc. beneficially owned 10,711,760 shares, with sole voting power over 10,431,646 shares and sole dispositive power over 10,711,760 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries.

(7)
Based on Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2017. The Vanguard Group beneficially owned 8,452,343 shares, with sole voting power over 216,551 shares, shared voting power over 14,244 shares, sole dispositive power over 8,227,023 shares and shared dispositive power over 225,320 shares, which shares are reported by The Vanguard Group as in its own capacity and on behalf of its subsidiaries.

(8)
Based on Schedule 13G filed by First Eagle Investment Management, LLC with the SEC on February 6, 2017. First Eagle Investment Management, LLC beneficially owned 7,687,515 shares, with shared voting and dispositive power over 7,687,515 shares.

(9)
Based on Schedule 13G/A filed by BB Biotech AG with the SEC on February 14, 2017. BB Biotech AG and its wholly owned subsidiary, Biotech Target N.V., held shared voting and dispositive power over 7,599,832 shares.

(10)
Based on Schedule 13G filed by FMR LLC with the SEC on February 14, 2017. FMR LLC beneficially owned 6,772,982 shares, with sole voting power over 6,600 shares and sole dispositive power over 6,772,982 shares.

(11)	Includes 789,973 shares subject to options that may be exercised and 90,000 PSUs subject to release within 60 days after March 9, 2017.

(12)	Includes 135,811 shares subject to options that may be exercised within 60 days after March 9, 2017.

(13)	Includes 145,186 shares subject to options that may be exercised and 6,875 RSUs subject to release within 60 days after March 9, 2017.

(14)	Includes 177,211 shares subject to options that may be exercised and 43,000 PSUs subject to release within 60 days after March 9, 2017.

(15)	Includes 20,202 shares subject to release within 60 days after March 9, 2017.

(16)	Includes 10,000 shares subject to options that may be exercised and 20,202 shares subject to release within 60 days after March 9, 2017.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Each such person is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons that no other reports were required, we believe that all required reports were timely filed.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholder proposals may be included in our proxy materials for an Annual Meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2018 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than November 24, 2017.
Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2018 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than November 24, 2017, in accordance with the specific procedural requirements in our Bylaws. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the proposal at our 2018 Annual Meeting.
TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2017 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS
We may satisfy SEC’s rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.
We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our Secretary at 11388 Sorrento Valley Road, San Diego, California 92121, or by telephone at (858) 794-8889. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.
By order of the Board of Directors,
HARRY J. LEONHARDT, ESQ.
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary
March 24, 2017

*HALOZYME THERAPEUTICS, INC.*
*11388 SORRENTO VLLEY ROAD*
*SAN DIEGO, CA 92121*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| **1.** Election of Class I Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

**Nominees**

01 Kenneth J. Kelley    02 Matthew L. Posard

| The Board of Directors recommends you vote FOR the following proposal: | For | Against | Abstain |
|---|---|---|---|
| **2.** To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ |

| The Board of Directors recommends you vote 1 YEAR on the following proposal: | 3 years | 2 years | 1 year | Abstain |
|---|---|---|---|---|
| **3.** To approve, by a non-binding advisory vote, the frequency of executive compensation stockholder votes. | ☐ | ☐ | ☐ | ☐ |

| The Board of Directors recommends you vote FOR the following proposal: | For | Against | Abstain |
|---|---|---|---|
| **4.** To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000313867_1 R1.0.1.15

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

**PROXY**
**HALOZYME THERAPEUTICS, INC.**
**PROXY SOLICITED BY THE BOARD OF DIRECTORS**
**FOR THE ANNUAL MEETING OF STOCKHOLDERS**
**TO BE HELD ON MAY 4, 2017**

The undersigned hereby appoints Helen I. Torley and Harry J. Leonhardt, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Halozyme Therapeutics, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Halozyme Conference Center, 11404 Sorrento Valley Road, San Diego, California 92121, on Wednesday, May 4, 2017, at 8:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

**The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.**

YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

0000313867_2 R1.0.1.15

**(Continued and to be signed on reverse side.)**